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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                CONTACT:
MAY 15, 2001                                         Mark E. Brody
                                                     Chief Financial Officer
                                                     (216) 861-9197


WATERLINK ANNOUNCES SECOND QUARTER RESULTS AND NEW SENIOR BANK AMENDMENT


                  Cleveland, Ohio--May 15, 2001--Waterlink, Inc. (OTCBB: WLKN) today announced its results for its second fiscal quarter. Net sales from continuing operations were $20.6 million for the current quarter as compared to $20.1 million in the prior year quarter, an increase of 2.5%. The increase in sales in the current year quarter is attributable to the Pure Water Division, which experienced a 38.2% increase in sales as compared to the prior year due to increased systems sales. This increase was partially offset by a 6.5% decrease in sales at the Specialty Products Division primarily due to a combination of certain systems orders previously received being delayed until the second half of fiscal 2001 and lower carbon sales. Bookings from continuing operations for the quarter ended March 31, 2001 were $20.9 million, resulting in backlog from continuing operations at March 31, 2001 of $24.2 million, which is unchanged from December 31, 2000, but is 29.1% higher than backlog from continuing operations at March 31, 2000.

         Effective with the current fiscal quarter, Waterlink's continuing operations are only comprised of its Specialty Products and Pure Water Divisions, as the Company's Board of Directors has approved a plan to sell the European Water and Wastewater Division, thereby causing this division to be treated as a discontinued operation. Also included in discontinued operations are the results of the Biological and Separations Divisions, both sold previously during the fiscal year. Commenting on the treatment of the European Division as a discontinued operation, Scott King, Waterlink's President and Chief Executive Officer commented, "Given the sale of the Separations and Biological Divisions, the focus of the Company is now more with the purification of water and air through media and membranes with our Specialty Products and Pure Water Divisions. As such, strategically, with the European Division's wastewater focus and poor operating performance, we have decided to exit this division. While we are currently in discussions with interested parties for the European division, at this time we can give no assurance that a buyer will ultimately purchase this division, or if the division is sold, what net proceeds will be realized."

          For the quarter ended March 31, 2001 the Company recorded a loss from continuing operations of $981,000, or ($0.05) per share, as compared to a loss from continuing operations of $159,000, or ($0.01) per share in the prior year quarter. The current year quarter includes an $807,000 increase in the amortization of deferred financing costs due to a change in the maturity



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date of the Company's Senior Credit Facility. The current quarter net loss of
$15,045,000, or ($0.77) per share, includes an estimated loss on the disposal of the European Water and Wastewater Division of $13,584,000, or ($0.69) per share. This estimated loss on disposal of the European Water and Wastewater Division includes a $6,416,000 write-off of the cumulative translation adjustment component of equity related to this division. The Company reported a net loss of $1,328,000, or ($0.07) per share, during the same period last year, which included a loss from discontinued operations of $1,169,000, or ($0.06) per share.

         The Company also announced it has entered into an amendment to its Senior Credit Facility that waived existing covenant violations. The amendment also established additional covenant obligations on the Company, modified the principal repayment terms, and increased the interest rate on all outstanding borrowings under the Senior Credit Facility to prime plus three percent.

         For the six-month period ended March 31, 2001, the Company reported net sales of $37.5 million as compared to $40.8 million for the same period last year, a decrease of 8.1%. With regard to the comparable six-month periods, the Pure Water Division realized an increase in sales of 8.4% due to higher bookings in the current fiscal year; and net sales at the Specialty Products Division decreased by 12.7%, primarily due to a combination of certain systems orders previously received being delayed until the second half of fiscal 2001 and lower carbon sales.

         For the six-month period ended March 31, 2001 the Company recorded a loss from continuing operations of $2,226,000, or ($0.11) per share, as compared to income from continuing operations of $5,000, or $0.00 per share, in the prior year. The current year includes an increase in the amortization of deferred financing costs of $814,000, which was discussed previously in the current quarter's results. The net loss of $20,484,000 for the six-month period ended March 31, 2001, or ($1.04) per share, includes an estimated loss on the disposal of the European Water and Wastewater Division and the loss on the disposal of the Separations Division, which together totaled $17,475,000, or ($0.89) per share. The Company reported net income of $124,000, or $0.01 per share, during the same period last year, which included income from discontinued operations of $119,000, or $0.01 per share.

         Scott King, commenting on the Company's year to date performance, "While we are disappointed in our operating results for the first half of the year, we are entering the second half of our fiscal year with a strong backlog within our continuing operations. The systems backlog within our Specialty Products Division will be more accessible during the second half of the year as work on certain large projects received in late fiscal 2000 will soon begin. In addition, we are very pleased that we were able to enter into a new amendment with our banks which will give us the ability to operate over the coming months as we seek ways to maximize shareholder value under our strategic alternative process that was announced one year ago."

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including order and backlog levels, operating results, cost reductions, and the availability of and ability to consummate alternative strategies. These forward-looking statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially. Such factors include, but are not limited to,






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economic and competitive pressures in certain market segments, improvement and timing of order intake and revenue growth, changes in operating costs, access to and cost of capital, unanticipated liabilities, changes in governmental regulation and the success of the Company's exploration of strategic alternatives. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission, including the sections entitled "Forward-Looking Statements" and "Risk Factors", beginning on page 19, of the Company's annual report on Form 10-K for its fiscal year ended September 30, 2000.

         Waterlink is an international provider of integrated water purification and wastewater treatment solutions, treating process water and wastewater for its industrial customers and drinking water for its municipal customers. Waterlink's executive offices are located in Cleveland, Ohio, USA.

         More information about Waterlink can be obtained on the internet at www.waterlink.com, by e-mail inquiry to waterlink@waterlink.com, or by contacting Mark Brody, Waterlink, Inc., 1350 Euclid Avenue, Suite 1010, Cleveland, Ohio 44115 USA at 216-861-9195.













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

                                           WATERLINK, INC. AND SUBSIDIARIES

                                   CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                               Three Months Ended               Six Months Ended
                                                                    March 31,                        March 31,
                                                             2000             2001             2000             2001
                                                          ----------       ----------       ----------       ----------
                                                                     (In thousands, except per share data)

 Net sales                                                $   20,118       $   20,623       $   40,753       $   37,459
 Cost of sales                                                14,619           15,535           29,484           28,282
                                                          ----------       ----------       ----------       ----------
 Gross profit                                                  5,499            5,088           11,269            9,177

 Selling, general and administrative expenses                  3,920            3,838            7,967            7,503
 Amortization                                                    217              217              388              436
                                                          ----------       ----------       ----------       ----------
 Operating income                                              1,362            1,033            2,914            1,238

 Other expense:
   Interest expense                                           (1,129)          (1,033)          (2,181)          (2,320)
   Amortization of financing costs                              (101)            (908)            (209)          (1,023)
   Other items-net                                               (35)             (73)             (62)            (121)
                                                          ----------       ----------       ----------       ----------
 Income (loss) before income taxes                                97             (981)             462           (2,226)
 Income taxes                                                    256             --                457             --
                                                          ----------       ----------       ----------       ----------
 Income (loss) from continuing operations                       (159)            (981)               5           (2,226)

 Discontinued operations:
   Income (loss) from discontinued operations                 (1,169)            (480)             119             (783)
   Estimated loss on disposal of discontinued
      operations                                                --            (13,584)            --            (17,475)
                                                          ----------       ----------       ----------       ----------
 Net income (loss)                                        $   (1,328)      $  (15,045)      $      124       $  (20,484)
                                                          ==========       ==========       ==========       ==========

 Earnings (loss) per common share:
    Basic:
      Continuing operations                               $    (0.01)      $    (0.05)      $     0.00       $    (0.11)
      Discontinued operations                                  (0.06)           (0.72)            0.01            (0.93)
                                                          ----------       ----------       ----------       ----------
                                                          $    (0.07)      $    (0.77)      $     0.01       $    (1.04)
                                                          ==========       ==========       ==========       ==========
    Assuming Dilution:
      Continuing operations                               $    (0.01)      $    (0.05)      $     0.00       $    (0.11)
      Discontinued operations                                  (0.06)           (0.72)            0.01            (0.93)
                                                          ----------       ----------       ----------       ----------
                                                          $    (0.07)      $    (0.77)      $     0.01       $    (1.04)
                                                          ==========       ==========       ==========       ==========

Weighted average common shares outstanding:
   Basic                                                      19,211           19,660           19,050           19,660
   Assuming dilution                                          19,211           19,660           19,344           19,660






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                                     WATERLINK, INC. AND SUBSIDIARIES

                                  CONSOLIDATED BALANCE SHEETS-UNAUDITED

                                                            September 30,              March 31,
                                                                 2000                     2001
                                                             ----------                ----------
ASSETS                                                                  (In thousands)
Current assets:
  Cash and cash equivalents                                  $    2,735                $    1,144
  Trade accounts receivable, net                                 13,357                    13,859
  Inventories                                                    12,368                    14,138
  Costs in excess of billings                                     4,347                     4,492
  Other current assets                                            1,409                     1,102
  Net assets of discontinued operations                          33,355                     5,551
                                                             ----------                ----------
Total current assets                                             67,571                    40,286

Property, plant and equipment, at cost:

  Land, buildings and improvements                                1,482                     1,443
  Machinery and equipment                                         5,969                     6,081
  Office equipment                                                1,606                     1,634
                                                             ----------                ----------
                                                                  9,057                     9,158
  Less accumulated depreciation                                   2,331                     2,828
                                                             ----------                ----------
                                                                  6,726                     6,330

Other assets:
  Goodwill, net                                                  33,354                    32,398
  Other assets                                                    3,279                     2,279
                                                             ----------                ----------
                                                                 36,633                    34,677
                                                             ----------                ----------
Total assets                                                 $  110,930                $   81,293
                                                             ==========                ==========





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                                     WATERLINK, INC. AND SUBSIDIARIES

                            CONSOLIDATED BALANCE SHEETS-UNAUDITED (CONTINUED)

                                                                        September 30,           March 31,
                                                                            2000                   2001
                                                                        -----------             -----------
                                                                                 (In thousands,
LIABILITIES AND SHAREHOLDERS' EQUITY                                            except share data)
Current liabilities:
  Accounts payable-trade                                                $     7,598             $     7,855
  Accrued expenses                                                            7,046                   6,779
  Billings in excess of cost                                                    725                   1,355
  Accrued income taxes                                                          429                     132
  Current portion of long-term debt                                          71,139                  56,422
                                                                        -----------             -----------
Total current liabilities                                                    86,937                  72,543

Long-term debt                                                                   12                       6

Shareholders' equity:
  Preferred Stock, $.001 par value, 10,000,000 shares
    authorized, none issued and outstanding                                    --                      --
  Common Stock, voting, $.001 par value,
    authorized - 40,000,000 shares,
    issued and outstanding - 19,659,694 shares
    at September 30, 2000 and March 31, 2001                                     20                      20
  Additional paid-in capital                                                 92,087                  92,179
  Accumulated other comprehensive loss                                       (8,250)                 (3,095)
  Accumulated deficit                                                       (59,876)                (80,360)
                                                                        -----------             -----------
Total shareholders' equity                                                   23,981                   8,744
                                                                        -----------             -----------
Total liabilities and shareholders' equity                              $   110,930             $    81,293
                                                                        ===========             ===========












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